ADAMIS PHARMACEUTICALS CORPORATION 8-K

Exhibit 99.1

Adamis Pharmaceuticals Provides Update on the U.S. Launch of SYMJEPI

San Diego, California – December 6, 2018 – Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) today provided a business update announcing the U.S. launch of FDA-approved SYMJEPI ™ (epinephrine) 0.3mg Injection is planned for early Q1 2019.

Adamis has continued to work closely with Sandoz Inc., a Novartis division, which has exclusive rights to market and distribute Symjepi in the U.S., to prepare for the U.S. market introduction of this life-saving treatment. Manufacture of commercial batches has been completed and Adamis will begin shipping to Sandoz distribution centers during December to ensure the appropriate supply for launch.

SYMJEPI (epinephrine) 0.3mg Injection is indicated for the emergency treatment of allergic reactions (Type 1), including anaphylaxis, to stinging and biting insects, allergen immunotherapy, foods, drugs, diagnostic testing substances and other allergens, as well as idiopathic or exercise-induced anaphylaxis. SYMJEPI (epinephrine) 0.3 mg Injection is intended for immediate administration in patients who weigh 66 pounds or more and are determined to be at an increased risk for anaphylaxis.

Dr. Dennis J. Carlo, President and Chief Executive Officer of Adamis Pharmaceuticals, said, “We are confident that together with Sandoz, we are ready to take on the market challenges in this disease space and have the resources and capabilities in place to provide access to this important product. We believe Symjepi will be a value-add to the U.S. healthcare system, providing an affordable treatment option for those at risk of acute allergic reactions.”

About Adamis Pharmaceuticals

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company primarily focused on developing and commercializing products in various therapeutic areas, including respiratory disease and allergy. The company’s Symjepi (epinephrine) Injection 0.3mg and 0.15mg products are FDA approved for use in the emergency treatment of acute allergic reactions, including anaphylaxis.  Adamis is developing a sublingual tadalafil product candidate as well as additional product candidates, using its approved injection device, and a metered dose inhaler and dry powder inhaler devices.  The company’s subsidiary, U.S. Compounding, Inc., compounds sterile prescription drugs, and certain nonsterile drugs for human and veterinary use, to patients, physician clinics, hospitals, surgery centers and other clients throughout most of the United States.

Adamis Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future results of operations, including, but not limited to the following statements: the company’s beliefs concerning the timing of commercial launch of its Symjepi (epinephrine) Injection 0.3mg product; the company’s beliefs concerning the commercial success of its Symjepi product if and when launched; the company’s ability to provide an appropriate supply of product for launch and thereafter; the company’s beliefs concerning the resources and capabilities that are required to provide access to its Symjepi product; the company’s beliefs concerning timing and outcome of finalizing the commercialization arrangements and strategy for its Symjepi products; the company’s ability to commercialize its product and product candidates; the company’s beliefs concerning the ability of its products and product candidates to compete successfully in the market; the company’s beliefs concerning the safety and effectiveness of its products and product candidates; anticipated dates for commercial introduction of products; guidance regarding future periods; and other statements concerning our future operations and activities. Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact. These statements are only predictions, are not guarantees, involve known and unknown risks, uncertainties and other factors, and concern matters that could subsequently differ materially from those described in this press release, which may cause Adamis' actual results to be materially different from those contemplated by these forward-looking statements. In addition, forward-looking statements concerning our anticipated future activities assume that we are able to obtain sufficient funding to support such activities and continue our operations and planned activities. As discussed in our filings with the Securities and Exchange Commission, we may require additional funding, and there are no assurances that such funding will be available if required. We cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update or release publicly the results of any revisions to these forward-looking statements or to reflect events or circumstances arising after the date of this press release. Certain of these risks, and additional risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the SEC, including its annual report on Form 10-K for the year ended December 31, 2017, and our subsequent filings with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC's web site at http://www.sec.gov.

Contacts:
Mark Flather
Senior Director, Investor Relations

& Corporate Communications

Adamis Pharmaceuticals Corporation
(858) 412-7951

mflather@adamispharma.com